

2016

2nd Quarter Report

FIRST GUARANTY BANCSHARES, INC.

www.fgb.net

A Message to Our Shareholders

Dear Shareholders,

The second quarter of 2016 concluded with a continuation of our outstanding results and progress toward building a fortress balance sheet. Strong loan growth continued as we finished the month of June 2016 with a total loan portfolio of $896.4 million, a new record which is up $42 million from March 31, 2016 and $86 million from June 30, 2015. In order to fund this tremendous loan growth, it was necessary that we (as planned in our strategy) sell securities. Due to the high quality of our investment portfolio, this strategy of transferring assets from lower yielding securities into higher yielding loans resulted in a pre-tax gain on the sale of securities for the second quarter of $2.2 million or $1.5 million after tax. As of June 30, 2016, we were $18.7 million ahead of budget for core loans, $11.3 million ahead of our budget for all loans.

Because of the growth in the loan portfolio, we were, according to normal loan loss reserve calculations, required to fund approximately $210,000 to our loan loss provision in excess of budget. This extra provision was funded from the gains on the sales of securities which were required to fund the loans.

The net interest margin for the second quarter 2016 increased to 3.43% compared to 3.16% for the second quarter 2015. The increase in the net interest margin confirms and validates our business strategy of moving assets from lower yielding securities to higher yielding loans.

Loan interest income totaled $11.3 million in the second quarter of 2016 as compared to $10.4 million for the second quarter 2015. The income available to common shareholders as of June 30, 2016 totaled $4.4 million for the quarter compared to $3.2 million for the first quarter of 2016. Earnings per common share totaled $0.58 for the quarter.

For the 92nd consecutive quarter, First Guaranty paid a quarterly dividend. This dividend was $0.16 per share. Since 1993, First Guaranty Bank has paid a total of $59.2 million in common dividends to shareholders.

In December of 2015 we issued a 10% stock dividend and kept our quarterly dividend rate paid per share the same at $0.16 per share. This increased the cash dividends paid to shareholders. This stock dividend resulted in a dilution of book value of $1.56 per share. As of June 30, First Guaranty had earned back $0.67 or 43% of that dilution. If the earnings trend continues, the projected earn back date of the stock dividend dilution is February 28, 2017, 14 months from issuance. We continue to enhance shareholder value.

The results of the second quarter of 2016 are the product of everyone in the entire organization continuing to work together toward our common goals and to maximize shareholder value. These efforts benefit our shareholders, our employees, our customers, and our communities.

Thank you for your continued support.

Sincerely,

Alton B. Lewis
President/Chief Executive Officer
First Guaranty Bancshares, Inc.
NASDAQ Symbol: FGBI

NASDAQ Symbol: FGBI

We're Social

Consolidated Statements of Condition

(in thousands, except share data)

	June 30, 2016 (unaudited)	June 30, 2015
Assets		
Cash and cash equivalents:		
Cash and due from banks	$18,236	$16,939
Federal funds sold	274	340
Cash and cash equivalents	18,510	17,279
Interest-earning time deposits with banks	-	3,747
Investment securities:		
Available for sale, at fair value	407,824	464,083
Held to maturity, at cost (estimated fair value of $108,844 and $182,935, respectively)	107,443	185,160
Investment securities	515,267	649,243
Federal Home Loan Bank stock, at cost	1,305	1,468
Loans held for sale	123	-
Loans, net of unearned income	896,384	810,376
Less: allowance for loan losses	9,857	9,505
Net loans	886,527	800,871
Premises and equipment, net	21,743	20,181
Goodwill	1,999	1,999
Intangible assets, net	1,223	1,562
Other real estate, net	1,126	2,482
Accrued interest receivable	5,798	7,208
Other assets	7,115	6,673
Total Assets	$1,460,736	$1,512,713
Liabilities and Shareholders' Equity		
Deposits:		
Noninterest-bearing demand	$212,909	$207,742
Interest-bearing demand	423,772	418,662
Savings	88,491	77,354
Time	554,817	643,540
Total deposits	1,279,989	1,347,298
Short-term borrowings	9,000	13,800
Accrued interest payable	2,148	1,997
Senior long-term debt	24,277	1,155
Junior subordinated debentures	14,613	-
Other liabilities	3,295	2,711
Total Liabilities	1,333,322	1,366,961
Shareholders' Equity		
Preferred stock:		
Series C - $1,000 par value - authorized 39,435 shares; issued and outstanding 0 and 39,435 shares	-	39,435
Common stock:[1]		
$1 par value - authorized 100,600,000 shares; issued 7,609,194 and 6,920,022 shares	7,609	6,920
Surplus	61,584	51,171
Retained earnings	55,049	46,862
Accumulated other comprehensive income	3,172	1,364
Total Shareholders' Equity	127,414	145,752
Total Liabilities and Shareholders' Equity	$1,460,736	$1,512,713

[1] 2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Three-Month Periods Ended June 30, 2016	2015
	(unaudited)	
Interest Income:		
Loans (including fees)	$11,306	$10,391
Deposits with other banks	14	21
Securities (including FHLB stock)	3,427	3,598
Total Interest Income	14,747	14,010
Interest Expense:		
Demand deposits	627	346
Savings deposits	17	9
Time deposits	1,507	1,798
Borrowings	365	35
Total Interest Expense	2,516	2,188
Net Interest Income	12,231	11,822
Less: Provision for loan losses	893	400
Net Interest Income after Provision for Loan Losses	11,338	11,422
Noninterest Income:		
Service charges, commissions and fees	609	682
ATM and debit card fees	471	461
Net gains on securities	2,231	623
Net gains on sale of loans	3	4
Other	327	349
Total Noninterest Income	3,641	2,119
Noninterest Expense:		
Salaries and employee benefits	4,144	3,859
Occupancy and equipment expense	999	986
Other	3,174	2,876
Total Noninterest Expense	8,317	7,721
Income Before Income Taxes	6,662	5,820
Less: Provision for income taxes	2,261	1,958
Net Income	4,401	3,862
Preferred stock dividends	-	(99)
Income Available to Common Shareholders	$4,401	$3,763
Per Common Share:[1]		
Earnings	$0.58	$0.54
Cash dividends paid	$0.16	$0.15
Weighted Average Common Shares Outstanding	7,609,194	6,920,022
Return on Average Assets	1.21%	1.01%
Return on Average Common Equity	14.14%	14.00%

[1] 2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015

Consolidated Statements of Income

(in thousands, except share, per share data and percentages)

	For the Six-Month Periods Ended June 30, 2016	2015
	(unaudited)	
Interest Income:		
Loans (including fees)	$22,107	$21,129
Deposits with other banks	44	42
Securities (including FHLB stock)	7,016	6,943
Total Interest Income	29,167	28,114
Interest Expense:		
Demand deposits	1,241	704
Savings deposits	35	17
Time deposits	3,071	3,641
Borrowings	757	70
Total Interest Expense	5,104	4,432
Net Interest Income	24,063	23,682
Provision for loan losses	1,736	1,010
Net Interest Income after Provision for Loan Losses	22,327	22,672
Noninterest Income:		
Service charges, commissions and fees	1,266	1,328
ATM and debit card fees	915	887
Net gains on securities	2,585	939
Net gains on sale of loans	3	4
Other	706	702
Total Noninterest Income	5,475	3,860
Noninterest Expense:		
Salaries and employee benefits	8,241	7,905
Occupancy and equipment expense	1,971	1,969
Other	6,203	5,739
Total Noninterest Expense	16,415	15,613
Income Before Income Taxes	11,387	10,919
Less: Provision for income taxes	3,835	3,663
Net Income	7,552	7,256
Preferred stock dividends	-	(197)
Income Available to Common Shareholders	$7,552	$7,059
Per Common Share: [1]		
Earnings	$0.99	$1.02
Cash dividends paid	$0.32	$0.30
Book Value Per Common Share	$16.74	$15.36
Weighted Average Common Shares Outstanding	7,609,194	6,920,022
Return on Average Assets	1.03 %	0.95 %
Return on Average Common Equity	12.33 %	13.43 %

[1] *2015 share amounts reflect the ten percent stock dividend paid December 17, 2015 to shareholders of record as of December 10, 2015*

Bank Officers

Executive Officers

Alton B. Lewis, Jr.*
President and CEO
Guaranty Square

Eric J. Dosch*
Chief Financial Officer
Guaranty Square

Senior Vice Presidents

Glenn A. Duhon, Sr.
Regional Manager
Abbeville

Michael F. Lofaso
Regional Manager
Ponchatoula

J. Richard Stark
Operations

Christy L. Wells
Regional Manager
Hammond

Vice Presidents

Thomas F. Brothers
Cheryl Q. Brumfield
Kimberly D. Camaille
Robert E. Doucette, CIO
Colleen B. Ebarb
Ronald W. Edmonds
Denise D. Fletcher
Ronald R. Foshee
Adam J. Johnston
Mikki M. Kelley
Bernadette Z. Kemp
Michael A. Mosbey
Ronald C. Pittman
Scott B. Schilling
Desiree B. Simmons
Evan M. Singer, BSA Officer
Randy S. Vicknair, Chief Credit Officer

Controller

Eric M. Fuller

Assistant Vice Presidents

James M. Baxter

Lance S. Davis

Teri L. Duncan

Harrison P. Gill

Ludrick P. Hidalgo

Shirley P. Jones

Michael D. Knighten

D. Lynn Talley

Kristina E. Terry

Officers

Rebecca G. Brown

Lauryn H. Coburn

Vanessa R. Drew

Jeannette N. Ernst

Diane Patterson

Craig E. Scelfo

Kristin M. Williams

*Officers of First Guaranty Bancshares, Inc. and First Guaranty Bank.

Banking Center Locations

Full-Service Banking Centers

South Louisiana

Abbeville Banking Center
Amite Banking Center
Denham Springs
  Banking Center
Greensburg Banking Center
Hammond Banking Centers:
  First Guaranty Square
  Guaranty West
Independence Banking Center
Jennings Banking Center
Kentwood Banking Center:
  Kentwood
  Kentwood West
Montpelier Banking Center
Ponchatoula Banking Centers:
  Ponchatoula
  Berryland
Walker Banking Center
Watson Banking Center

North Louisiana

Benton Banking Center
Dubach Banking Center
Haynesville Banking Center
Homer Banking Center
Oil City Banking Center
Vivian Banking Center

Service24 ATM Locations

North Louisiana

Benton
  189 Burt Boulevard
Dubach
  117 East Hico Street
Haynesville
  10065 Highway 79
Homer
  401 North 2nd Street
  (Homer Memorial Hospital)
Oil City
  126 South Highway 1
Vivian
  102 East Louisiana Ave.

Service24 ATM Locations

South Louisiana

Abbeville
  799 West Summers Drive
Amite
  100 East Oak Street
  1014 West Oak Street
Bossier City (Comming Soon)
  4221 Airline Drive
Denham Springs
  2231 South Range Avenue
Greensburg
  6151 Highway 10
Hammond
  1201 West University Avenue
  2111 West Thomas Street
  400 East Thomas Street
  4 Medical Center Drive
  (North Oaks Medical Center)
  1900 S. Morrison Boulevard
  (North Oaks Rehabilitation Center)
Independence
  455 West Railroad Ave.
Jennings
  500 North Cary
Kentwood
  723 Avenue G
Livingston
  17199 Spring Ranch Road
  (Livingston Parish Medical Ctr.)
Loranger
  19518 Hwy 40
Montpelier
  35651 Highway 16
Ponchatoula
  105 Berryland
  500 West Pine Street
Robert
  22628 Highway 190
Walker
  29815 Walker Rd. S
Watson
  33818 Highway 16

FIRST GUARANTY BANCSHARES, INC.
Committed To Customer Satisfaction

Member FDIC

FIRST GUARANTY BANCSHARES, INC.

Post Office Box 2009
Hammond, Louisiana 70404-2009

PRESORTED
FIRST-CLASS MAIL
U.S. POSTAGE PAID
BATON ROUGE, LA
PERMIT NO. 984